UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2013

SOVEREIGN LITHIUM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54233	20-8602410
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

999 18th Street, Suite 3000 Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 952-0455
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The Securities and Exchange Commission (“SEC”) issued an “Order of Suspension of Trading” of Sovereign Lithium, Inc.’s (the “Company”) common stock on November 15, 2013 (the “Order”). Per the Order, the SEC is concerned about “the accuracy and adequacy of information in the marketplace and potentially manipulative transactions in Sovereign Lithium’s common stock”. The Order is in effect until 11:59 pm on November 29, 2013.

On November 18, 2013, the Company issued a press release disclosing its findings initial findings in response to the Order. A copy of the press release is attached as Exhibit 99.1 to this report.

The Company intends to work with the SEC to resolve any questions the agency may have in an effort to remove the Order as soon as possible.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished as part of this report on Form 8-K:

99.1	Press release of the Company on November 18, 2013 disclosing information relating to the Company's response to the SEC Order of Suspension of Trading.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sovereign Lithium, Inc. a Delaware Corporation

Dated: November 18, 2013	By:	/s/ Felipe Pimienta Barrios
Felipe Pimienta Barrios, Chief Executive Officer